UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 8, 2015

CAPNIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Radio Road, Suite 110

Redwood City, CA 94065

(Address of principal executive offices, including zip code)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 8, 2015 (the “Closing Date”), Capnia, Inc. (the “Company”) through its wholly-owned subsidiary, NeoForce Acquisition, Inc. (the “Sub”), entered into an asset purchase agreement (the “Purchase Agreement”) with NeoForce Group, Inc., NeoForce Innovations, LLC (together with NeoForce Group, Inc., “NFG”), and Otho Boone (“Mr. Boone”) and, in connection with the Purchase Agreement, consummated the purchase of substantially all of the assets of NFG.

Pursuant to the Purchase Agreement, as consideration for such purchase by the Sub from NFG: (a) the Sub paid NFG $1,000,000 in cash at the closing, minus certain expenses, and (b) each of the Company and the Sub will be obligated to pay royalties on Net Sales (as defined in the Purchase Agreement) of the Royalty Products (as defined in the Purchase Agreement) for a period of three (3) years following the Closing Date. The Purchase Agreement also includes customary representations, warranties, covenants and indemnification obligations of the parties agreed to by each of the Company and the Sub in the Purchase Agreement.

In connection with the entry into the Purchase Agreement, Mr. Boone, chief executive officer and founder of NFG, will join the Company as the General Manager of Neonatology. In connection with this appointment, Mr. Boone will receive, among other things, an annual base salary of $150,000 and will be eligible to receive an annual bonus with a target level of 30% of his base salary. In addition, subject to the approval by the Company’s board of directors, Mr. Boone will receive a grant of a stock option to purchase a number of shares of the Company’s common stock under the Company’s 2014 Equity Incentive Plan equal to one percent (1%) of the outstanding common stock as of the Closing Date, subject to vesting over a four (4) year period.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 8.01.	Other Events.

The Company issued a release on September 8, 2015 announcing the transactions contemplated by the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of September 8, 2015, by and among NeoForce Acquisition, Inc., NeoForce Group, Inc., NeoForce Innovations, LLC, and Otho Boone.

99.1	Press Release of Capnia, Inc. dated September 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPNIA, INC.

By:	/s/ David O’Toole
David O’Toole Chief Financial Officer

Date: September 14, 2015

INDEX

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of September 8, 2015, by and among NeoForce Acquisition, Inc., NeoForce Group, Inc., NeoForce Innovations, LLC and Otho Boone.

99.1	Press Release of Capnia, Inc. dated September 8, 2015.